Exhibit 10.36

CONFIDENTIAL TREATMENT

[DELETED] = Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission

To:	AptarGroup, Inc.
475 West Terra Cotta Avenue
Suite E
Crystal Lake, Illinois 60014
Attention:	North America Legal Counsel
Phone:	(815) 261-3219
Fax:	(815) 477-0481

From:	Wells Fargo Bank, National Association

The purpose of this communication (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Wells Fargo Bank, National Association (“Wells Fargo”) and AptarGroup, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation is subject to, and incorporates, the definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will prevail.

1.                                      This Confirmation evidences a complete and binding agreement between Wells Fargo and Counterparty as to the terms of the Transaction to which this Confirmation relates.  This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Wells Fargo and Counterparty had executed an agreement in such form (but without any Schedule except for the election of (i) the law (and not the law of conflicts) of the State of New York as the governing law and (ii) United States dollars as the Termination Currency) on the Trade Date.  In the event of any inconsistency between provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.  The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.  This Transaction is a Share Forward Transaction within the meaning set forth in the Equity Definitions.

2.                                      The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	December 16, 2014

Seller:	Wells Fargo

Buyer:	Counterparty

Shares:	The common stock of Counterparty (the “Issuer”), par value USD 0.01 per share (NYSE ticker symbol: “ATR”)

Variable Obligation:	Applicable

VWAP Price:	For any Averaging Date, the 10b-18 volume-weighted average

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price per Share at which the Shares trade for the regular trading session (including any extensions thereof) of the Exchange on such Averaging Date (without regard to pre-open or after hours trading outside of such regular trading session), as reported by Bloomberg at 4:15 p.m. New York City time (or 15 minutes following the end of any extension of the regular trading session) on such Averaging Date, on Bloomberg Page “ATR.N <Equity> AQR_SEC” (or any successor thereto). If such price is not reported on such Averaging Date for any reason or is, in the Calculation Agent’s good faith and commercially reasonable discretion, erroneous, such VWAP Price shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Prepayment:	Applicable

Prepayment Date:	One Currency Business Day after the Trade Date.

Prepayment Amount:	As specified in Appendix A.

Initial Shares:	As specified in Appendix A.

Initial Share Delivery Date:

The Prepayment Date. On the Initial Share Delivery Date, Seller shall deliver a number of Shares equal to the Initial Shares to Buyer in accordance with Section 9.4 of the Equity Definitions, with the Initial Share Delivery Date deemed to be a “Settlement Date” for purposes of such Section 9.4.

Valuation Terms:

Valuation Date:	As specified in Appendix A.

Averaging:	Applicable

Averaging Dates:	As specified in Appendix A.

Averaging Period:	All Averaging Dates.

Settlement Price:	The arithmetic average of the VWAP Prices for all Averaging Dates minus the Price Adjustment.

Price Adjustment:	As specified in Appendix A.

Valuation Disruption:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by replacing the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” with “at any time on any Scheduled Trading Day during the Averaging Period” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by

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deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Notwithstanding anything to the contrary in the Equity Definitions, if any Averaging Date in the Averaging Period is a Disrupted Day, the Calculation Agent shall have the option in its commercially reasonable discretion either (i) to elect to extend the Averaging Period by a number of Scheduled Trading Days equal to the number of Disrupted Days during the Averaging Period and/or (ii) determine that such Averaging Date is a Disrupted Day only in part, in which case the Calculation Agent shall (x) determine the VWAP Price for such Disrupted Day based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (y) determine the Settlement Price based on an appropriately weighted average instead of the arithmetic average described under “Settlement Price” below, with such adjustments determined in a commercially reasonable manner based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares and/or (iii) to suspend the Averaging Period, as appropriate, until the circumstances giving rise to such suspension have ceased; provided, that the Calculation Agent shall not be entitled to determine that such Averaging Date is a Disrupted Day only in part if such Averaging Date is deemed to be a Disrupted Day as a result of an Additional Market Disruption Event consisting of a Regulatory Disruption. Any day on which the Exchange is scheduled to close prior to its normal closing time shall be considered a Disrupted Day in whole.

Additional Market Disruption Events:

If Seller determines, in its good faith and commercially reasonable discretion and based on the advice of counsel, on any Scheduled Trading Day during any Averaging Period that it is appropriate for it or its affiliates to refrain from or decrease any market activities in connection with the Transaction as a result of any legal, regulatory or self-regulatory requirements or related policies and procedures whether or not such legal, regulatory or self-regulatory requirements, policies or procedures are imposed by law or have been voluntarily adopted by Seller (a “Regulatory Disruption”), Seller shall notify Buyer and a Market Disruption Event shall be deemed to have occurred. Seller shall subsequently notify Buyer in writing on the day Seller reasonably believes in good faith and upon the advice of counsel that it may resume its market activity.

If on any Averaging Date that is a Potential Liquidity Disruption Day (i) the trading volume or liquidity of trading in the Shares is materially reduced from levels prevailing on the Trade Date, (ii) the Calculation Agent determines in its commercially reasonable discretion that such reduction has had a materially adverse effect on Seller’s ability to effect a commercially reasonable hedge of its obligations under this Transaction and (iii) the Calculation Agent determines in its commercially reasonable discretion that as a result it would be appropriate to treat such Averaging Date as a Disrupted Day, then Seller shall notify Buyer and a Market Disruption Event shall be deemed to have occurred.

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Potential Liquidity Disruption Day:	As specified in Appendix A.

Settlement Terms:

Settlement Currency:	USD

Share Amount:	The Prepayment Amount divided by the Settlement Price.

Number of Shares to be Delivered:	A number of Shares equal to (i) the Share Amount minus (ii) the Initial Shares; provided that a number of Shares less than a whole number shall be rounded upward.

Settlement Method Election:

Not Applicable; provided that if the Number of Shares to be Delivered is a negative number, Counterparty may elect Physical Settlement in lieu of Cash Settlement by written notice to Seller delivered no later than 9:00 a.m. (New York City time) on the first Scheduled Trading Day immediately following the earlier of (i) notice of the designation of the final day of the Averaging Period or (ii) the Valuation Date; provided further that (x) Counterparty on the date of such election shall be deemed to have repeated as of such date the representation set forth in paragraph 6(a)(i)(B) below and shall represent and warrant that Counterparty is making such election in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws and (y) such notice shall specify whether settlement will be effected with Free Shares or Restricted Shares, each as contemplated by “Physical Settlement by Counterparty” below.

Default Settlement Method:

If the Number of Shares to be Delivered is a positive number, the Default Settlement Method shall be Physical Settlement; provided that the representation set forth in Section 9.11 of the Equity Definitions shall be modified by excluding any representation therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the Issuer of the Shares. If the Number of Shares to be Delivered is a negative number, the Default Settlement Method shall be Cash Settlement.

Physical Settlement:

Applicable if the Number of Shares to be Delivered is (1) a positive number, in which case Physical Settlement means that on the applicable Settlement Date, Seller shall deliver to Counterparty the Number of Shares to be Delivered, or (2) a negative number and Counterparty has validly elected Physical Settlement pursuant to “Settlement Method Election” above, in which case Physical Settlement means that, on the applicable Settlement Date, Counterparty shall deliver to Seller the absolute value of the Number of Shares to be Delivered subject to “Physical Settlement by Counterparty” and Section 11 below.

Physical Settlement by Counterparty:

If Physical Settlement by Counterparty applies, Counterparty shall have the right to elect that the Shares delivered (“Physical Settlement Shares”) (and any Make-Whole Shares, as such term is defined below) shall be (i) sold in transactions registered under the

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Securities Act of 1933, as amended (the “Securities Act”) with such election being subject to the conditions set forth in clause (i) of Section 11 (Registration Provisions) (“Free Shares”), or (ii) sold in transactions exempt from registration under the Securities Act pursuant to clause (ii) of Section 11 (Registration Provisions) (“Restricted Shares”). No fractional Shares shall be delivered in connection with Physical Settlement by Counterparty, and the value of any fractional Share otherwise deliverable shall be rounded up to the nearest whole Share. All Physical Settlement Shares delivered shall be freely transferable and free and clear of any lien, charge or other encumbrance, other than in the case of Restricted Shares restrictions on transfers relating to the exemption from registration under the Securities Act.

(a)  If Counterparty elects to deliver Free Shares, Counterparty shall deliver a number of Free Shares equal to the absolute value of the Number of Shares to be Delivered on the applicable Settlement Date.

(b) If Counterparty elects to deliver Restricted Shares or does not make an election or fails to satisfy the conditions to delivery of Free Shares, Counterparty shall deliver to Seller an initial number of Restricted Shares on the applicable Settlement Date as determined by the following formula:

Where,

s = the absolute value of the Cash Settlement Amount (as defined below); and

p = the price per Share determined by Seller in a commercially reasonable manner.

In the case of this clause (b), on the applicable Settlement Date, a balance (the “Settlement Balance”) shall be established with an initial balance equal to the absolute value of the Cash Settlement Amount. Following the sale of the Restricted Shares by Seller, the Settlement Balance shall be reduced by an amount equal to the aggregate proceeds (net of any brokerage and customary private placement fees for offerings of a similar type and size) received by Seller upon the sale of the Restricted Shares. If following the sale of some but not all of the Restricted Shares, the Settlement Balance has been reduced to zero, no additional Restricted Shares shall be sold by Seller and Seller shall redeliver to Counterparty any remaining Restricted Shares. If following the sale of the Restricted Shares, the Settlement Balance has not been reduced to zero, then Counterparty shall, at its election, (i) promptly deliver to Seller an additional number of Shares (the “Make-Whole Shares”) equal to (x) the Settlement Balance as of such date divided by (y) the price per Restricted Share determined by Seller in a commercially reasonable manner (the “Make-Whole Price”), subject to Section 6(h) or (ii) promptly deliver to Seller cash in an amount equal to the then remaining Settlement Balance. This provision shall be applied successively (provided that references to “Restricted Shares” herein shall be deemed to refer to the previous Make-Whole Shares) until

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the Settlement Balance is reduced to zero. The period until the Settlement Balance is reduced to zero shall be considered to be part of the Averaging Period for purposes of the representations, warranties and covenants and other provisions herein as the context requires (but, for the avoidance of doubt, not for purposes of determining the Settlement Price).

Cash Settlement:

Applicable if the Number of Shares to be Delivered is a negative number and Counterparty does not validly make the election above for “Physical Settlement” pursuant to “Settlement Method Election” above, in which case Counterparty shall pay Seller the Cash Settlement Amount on the Cash Settlement Payment Date.

Cash Settlement Payment Date:	The first Currency Business Day following the last day of the Settlement Valuation Period.

Cash Settlement Amount:	The Number of Shares to be Delivered multiplied by the Cash Settlement Price.

Cash Settlement Price:	The volume weighted average price per Share at which Seller effects the purchases contemplated in “Settlement Valuation Period” below.

Settlement Valuation Period:

A number of Scheduled Trading Days following the end of the applicable Averaging Period during which Seller purchases in a commercially reasonable manner over a commercially reasonable period, a number of shares equal to the absolute value of the Number of Shares to be Delivered. For the avoidance of doubt, if the Number of Shares to be Delivered is negative, there shall be a Settlement Valuation Period hereunder if Counterparty elects Cash Settlement or elects to deliver Restricted Shares in connection with Physical Settlement, but no Settlement Valuation Period if Counterparty elects to deliver Free Shares in connection with Physical Settlement.

Settlement Date:

If the Number of Shares to be Delivered is positive, the earlier of (i) the date that follows the Valuation Date by one Settlement Cycle and (ii) the first Clearance System Business Day following the Scheduled Valuation Date (as defined in Annex A). If the Number of Shares to be Delivered is negative, and (x) if Counterparty elects to deliver Free Shares, the first Clearance System Business Day following the Valuation Date, or (y) if Counterparty elects to deliver Restricted Shares, the first Clearance System Business Day following the last day of the Settlement Valuation Period.

Share Adjustments:

Potential Adjustment Event:

It shall constitute an additional Potential Adjustment Event if a Market Disruption Event has been deemed to have occurred or if Seller otherwise suspends trading in the Shares for all or any portion of a Scheduled Trading Day within the Averaging Period pursuant to “Valuation Disruption” or “Additional Market Disruption Events” above, in which case the Calculation Agent may, in its commercially reasonable discretion, adjust any relevant terms of the Transaction as appropriate to account for the economic effect on the Transaction of such Market Disruption Event or trading suspension.

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Notwithstanding anything to the contrary in Section 11.2(e) of the Equity Definitions, the issuance of additional stock options, restricted stock or restricted stock units in the ordinary course pursuant to Counterparty’s employee benefit plans shall not constitute a Potential Adjustment Event.

Method of Adjustment:	Calculation Agent Adjustment

Excess Dividend:

For any fiscal quarter, any dividend or distribution on the Shares with an ex-dividend date occurring during such fiscal quarter (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions) (a “Dividend”) the amount or value of which (as determined by the Calculation Agent), when aggregated with the amount or value of any and all previous Dividends with ex-dividend dates occurring in the same fiscal quarter, exceeds the Ordinary Dividend Amount. For the avoidance of doubt, the Calculation Agent shall not make any adjustment for an Excess Dividend or for a Dividend that does not exceed the Ordinary Dividend Amount.

Extraordinary Dividend:

The cash dividend or distribution per Share, or a portion thereof, declared by Counterparty on the Shares that is classified by the board of directors of Counterparty as an “extraordinary” dividend. For the avoidance of doubt, an Extraordinary Dividend shall not be deemed to be an Excess Dividend.

Ordinary Dividend Amount:	As specified in Appendix A

Change in Timing of Ordinary Dividend Payment:

If an ex-dividend date for any Dividend that is not (x) an Excess Dividend, (y) a dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (z) an Extraordinary Dividend, occurs during any fiscal quarter (in whole or in part) during the Relevant Dividend Period and is different from the Expected Ex-Dividend Date for the relevant fiscal quarter (as determined by the Calculation Agent), the Calculation Agent shall make such adjustment to the exercise, settlement, payment or any other terms of the Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of the change in timing of such dividend.

Expected Ex-Dividend Dates:	As specified in Appendix A

Relevant Dividend Period:	The period from and including the Trade Date to and including the Relevant Dividend Period End Date.

Relevant Dividend Period End Date:	If the Number of Shares to be Delivered is negative, the last day of the Settlement Valuation Period; otherwise, the Valuation Date.

Extraordinary Events:

Upon (x) the occurrence or effective designation of an Early Termination Date in respect of the Transaction or (y) the occurrence of an Extraordinary Event that results in the cancellation or termination of the Transaction pursuant to Section 12.2, 12.3, 12.6 or 12.9 of the Equity Definitions (any such event as described

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in clause (x) or (y) above, an “Early Termination Event”) (except as a result of (i) in the case of clause (y), an Extraordinary Event that is a Nationalization, Insolvency, a Merger Event or a Tender Offer, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash, or a Merger Event or Tender Offer that is within Counterparty’s control, or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Counterparty’s control), if one party would owe any amount to the other party pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Section 12.2, 12.3, 12.6, 12.7, 12.8 or 12.9 of the Equity Definitions (any such amount, a “Payment Amount”), then on the date on which any Payment Amount is due, in lieu of any payment or delivery of such Payment Amount, Counterparty may elect, by prior written notice to Wells Fargo as provided in the succeeding paragraph, that the party owing such amount shall deliver to the other party a number of Shares (or, in the case of a Merger Event, Tender Offer, Nationalization or Insolvency, a number of units, each comprising the number or amount of the securities or property that a hypothetical holder of one Share would receive in such Extraordinary Event (each such unit, an “Alternative Termination Delivery Unit” and, the securities or property comprising such unit, “Alternative Termination Property”)) with a value equal to the Payment Amount, as determined in a commercially reasonable manner by the Calculation Agent (and the parties agree that, in making such determination of value, the Calculation Agent may take into account a number of factors, including the market price of the Shares or Alternative Termination Property as of the Early Termination Date or the date as of which the Cancellation Amount is determined and, if such delivery is made by Wells Fargo, the prices at which Wells Fargo purchases Shares or Alternative Termination Property to fulfil its delivery obligations, to the extent doing so provides a commercially reasonable result) over a number of Scheduled Trading Days selected by Calculation Agent in good faith and in its commercially reasonable discretion based on the number of Scheduled Trading Days that would be appropriate to unwind a commercially reasonable hedge position; provided that in determining the composition of any Alternative Termination Delivery Unit, if the relevant Extraordinary Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

If Counterparty elects for Wells Fargo to settle any Payment Amount owed by Wells Fargo to it in Shares or Alternative Termination Property, then on the date such Payment Amount is due, a settlement balance (the “Payment Amount Settlement Balance”) shall be established with an initial balance equal to the Payment Amount. On such date, Wells Fargo shall commence purchasing Shares or Alternative Termination Property over a

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commercially reasonable period for delivery to Counterparty and in a commercially reasonable manner to unwind a commercially reasonable hedge position. At the end of each Scheduled Trading Day on which Wells Fargo purchases Shares or Alternative Termination Property pursuant to this paragraph, Wells Fargo shall reduce the Payment Amount Settlement Balance by the amount paid by Wells Fargo to purchase the Shares or Alternative Termination Property purchased on such Scheduled Trading Day. Wells Fargo shall deliver any Shares or Alternative Termination Property purchased on a Scheduled Trading Day to Counterparty on the third Clearance System Business Day following the relevant Scheduled Trading Day. Wells Fargo shall continue purchasing Shares or Alternative Termination Property over a commercially reasonable period until the Payment Amount Settlement Balance has been reduced to zero. If delivery of Shares or Alternative Termination Property is to be made by Wells Fargo pursuant to this paragraph, the period during which Wells Fargo purchases Shares or Alternative Termination Property to fulfill its delivery obligations under this paragraph shall be referred to as the “Seller Termination Purchase Period.”

If Counterparty elects to settle any Payment Amount owed to Wells Fargo in Shares or Alternative Termination Property it must do so pursuant to Section 11 of this Confirmation and in a manner such that the value received by Wells Fargo (net of all commercially reasonable fees, expenses or discounts to compensate for any discount from the public market price of the Shares incurred on the sale of such Shares in a private placement) is not less than the Payment Amount, as determined by the Calculation Agent. For the avoidance of doubt, notwithstanding anything to the contrary in the Definitions or this Confirmation, the Payment Amount will not reflect the value associated with any Excess Dividend declared or paid by Counterparty to holders of record of any Shares as of any date occurring on or after the Trade Date and prior to the date on which the Payment Amount is received.

Announcement Date:

The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions shall be amended by (i) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (ii) replacing the word “leads to the” in the third and the fifth lines thereof with the words “, if completed, would lead to a”, (iii) replacing the words “voting shares” in the fifth line thereof with the word “Shares”, (iv) inserting the words “by any entity” after the word “announcement” in the second and the fourth lines thereof, (v) inserting the words “or to explore the possibility of engaging in” after the words “engage in” in the second line thereof, (vi) inserting the words “or to explore the possibility of purchasing or otherwise obtaining” after the word “obtain” in the fourth line thereto, (vii) deleting the parenthetical in the fifth line thereof and (viii) adding immediately after the words “Tender Offer” in the fifth line thereof “, and any publicly announced change or amendment to such an announcement (including the announcement of an abandonment of such intention)”.

For purpose of this Transaction, the definition of “Merger Date” in

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Section 12.1(c) of the Equity definitions shall be amended by inserting the following proviso after “Calculation Agent” therein: “; provided that, in the event of a Share-for-Other Merger Event, Merger Date shall mean, as selected by Wells Fargo in its commercially reasonable discretion, any date from and including the Announcement Date to and including the closing date of such Merger Event (or, where a closing date cannot be determined under local law applicable to such Merger Event, such other date as determined by the Calculation Agent).” For purposes of this Transaction, the definition of “Tender Offer Date” in Section 12.1(e) of the Equity Definitions shall be amended to read “Tender Offer Date shall mean the Announcement Date; provided that, in the event of a Share-for-Other Tender Offer, Tender Offer Date shall mean, as selected by Wells Fargo in its commercially reasonable discretion, any date from and including the Announcement Date to and including the date on which voting shares in the amount of the applicable percentage threshold are actually purchased or otherwise obtained (as determined by the Calculation Agent).”

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment

Share-for Combined:	Component Adjustment

New Shares:

In the definition of “New Shares” in Section 12.1(i) of the Equity Definitions, the text in clause (i) thereof shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors).”

Tender Offer:	Applicable

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment

Share-for-Combined:	Component Adjustment

Composition of Combined Consideration:

Not Applicable; provided that notwithstanding Sections 12.1(f) and 12.5(b) of the Equity Definitions, to the extent that the composition of the consideration for the relevant Shares in connection with a Merger Event or Tender Offer could be determined by a holder of the Shares, the Calculation Agent shall, in its sole discretion, determine the composition of such consideration for purposes of determining the consequences of such Merger Event or Tender Offer under the Transaction.

Nationalization, Insolvency or	Cancellation and Payment

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Delisting:

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be the Exchange.

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by replacing the word “Shares” where it appears in clause (X) thereof with the words “Shares or Hedge Positions” and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Loss of Stock Borrow:

Applicable, it being understood that the rate to borrow Shares shall be determined by reference to the terms of a commercially reasonable share borrowing arrangement and without regard to cost of funding in connection with such borrowings.

Maximum Stock Loan Rate:	As specified in Appendix A.

Hedging Party:	Wells Fargo

Increased Cost of Stock Borrow:

Applicable, it being understood that the rate to borrow Shares shall be determined by reference to the terms of a commercially reasonable share borrowing arrangement and without regard to cost of funding in connection with such borrowings.

Initial Stock Loan Rate:	As specified in Appendix A.

Hedging Party:	Wells Fargo

Determining Party for all Extraordinary Events:	Wells Fargo

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Miscellaneous:

Non-Reliance:		Applicable

Agreements and Acknowledgments Regarding Hedging Activities:		Applicable

Additional Acknowledgments:		Applicable

3.	Calculation Agent:

Wells Fargo; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Wells Fargo is the Defaulting Party, Counterparty shall have the right to select a leading equity derivatives dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Wells Fargo to replace Dealer as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

4.	Account Details:

Wells Fargo’s USD payment instructions:	ABA: 121-000-248
	Wells Fargo Bank, National Association
	Charlotte, NC
	Internal Acct No. 01020304464228
	A/C Name: WFB Equity Derivatives

Wells Fargo’s delivery instructions:	DTC Number:	2072
	Agent ID:	52196
	Institution ID:	52196

Counterparty’s payment and
delivery instructions:	USD Payment Instructions:
	Bank of America
	AptarGroup, Inc.
	Acct No. 8188900150

	Share Delivery Instructions:
	Transfer Agent: Wells Fargo Bank, National
	Association Shareowner Services
	Email: wfssrelationshipmanagement@wellsfargo.com
	Phone: 1-855-217-6361

5.	Offices:

	(a)	The Office of Wells Fargo for the Transaction is:

Wells Fargo Bank, National Association
375 Park Avenue
New York, NY 10152

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For notices with respect to the Transaction:

Notwithstanding anything to the contrary in the Agreement, all notices to Wells Fargo in connection with the Transaction are effective only upon receipt of email message to

CorporateDerivativeNotifications@wellsfargo.com

(b)         The Office of Counterparty for the Transaction is:  None

For notices with respect to the Transaction:

AptarGroup, Inc.

475 West Terra Cotta Avenue

Suite E

Crystal Lake, Illinois 60014

Attn: North America Legal Counsel

6.                                      Additional Provisions.

(a)                                 Buyer Representations and Agreements.  Buyer represents and warrants to, and agrees with, Seller as follows:

(i)                                     Public Reports.

(A)                               As of the Trade Date, Buyer is in compliance with its reporting obligations under the Exchange Act of 1934, as amended (the “Exchange Act”), and all reports and other documents filed by Buyer with the Securities and Exchange Commission (“SEC”) pursuant to the Exchange Act, when considered as a whole (with the most recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(B)                               Without limiting the generality of the foregoing, as of the Trade Date and as of the date of any election with respect to the Transaction (including any date that Buyer elects to physically settle its obligations hereunder), Buyer and its officers and directors are not aware of any material non-public information regarding Buyer or the Shares.

(ii)                                  Regulation M.  Buyer is not on the Trade Date engaged in a “distribution,” as such term is used in Regulation M, that would preclude purchases by Buyer of Shares.  In the event that Buyer reasonably concludes that it or any of its affiliates or agents will take any action that would cause Regulation M to be applicable to any purchases of Shares, or any security for which the Shares is a “reference security” (as defined in Regulation M), by Buyer or any of its “affiliated purchasers” (as defined in Regulation M) on any day prior to the second Scheduled Trading Day immediately following the later of the (i) the Valuation Date, (ii) the last day of the Settlement Valuation Period and (iii) the last day of the Seller Termination Purchase Period, as applicable, Buyer shall provide Seller at least five Scheduled Trading Days’ written notice of such fact prior to the beginning of the restricted period applicable to such distribution under Regulation M.  Buyer acknowledges that any such action could cause the occurrence of an Additional Market Disruption Event (and, accordingly, a Potential Adjustment Event).  Accordingly, Buyer acknowledges that its actions in relation to any such notice must comply with the standards set forth in Section 6(b)(iii) below.

(iii)                               No Manipulation.  Buyer is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act and will not engage in any other securities or derivative transaction to such ends.

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(iv)                              No Distribution.  Buyer is not entering into the Transaction to facilitate a distribution of the Shares (or any security that may be converted into or exercised or exchanged for Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Shares) or in connection with any future issuance of securities.

(v)                                 Solvency.  As of the Trade Date, the Initial Share Delivery Date, the Prepayment Date and the Settlement Date, (a) the aggregate fair market value of Buyer’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (b) it has not engaged in and will not engage in any business or transaction after which the property remaining with it will be unreasonably small in relation to its business, (c) it has not incurred and does not intend to incur debts beyond its ability to pay as they mature, and (d) as a result of entering into and performing its obligations under the Transaction, (x) it has not violated and will not violate any relevant state law provision applicable to the acquisition or redemption by an issuer of its own securities and (y) it would not be nor would it be rendered “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)).

(vi)                              Eligible Contract Participant.  It is an “eligible contract participant,” as defined under the Commodity Exchange Act (7 U.S.C. § 1a(18)) and CFTC regulations (17 CFR § 1.3) because it is a corporation, partnership, organization, trust, or other entity (other than a commodity pool or a proprietorship) that has total assets exceeding $10,000,000.

(vii)                           Tender Offers.  The purchase or writing of the Transaction by Buyer will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act.

(viii)                        Investment Company.  Buyer is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(ix)                              Accounting Treatment.  Without limiting the generality of Section 13.1 of the Equity Definitions, Buyer acknowledges that Seller is not making any representations or warranties with respect to the treatment of the Transaction under any accounting standards including FASB Statements 128, 133, 149 (each as amended), or 150, EITF Issue No. 00-19, 01-6, 03-6 or 07-5 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)                                 Authorization and Disclosure.  Upon Seller’s request, Buyer shall deliver to Seller a resolution of Buyer’s board of directors authorizing the Transaction, and upon Seller’s reasonable request, an incumbency certificate.  Buyer has publicly disclosed on October 30, 2014 its authorization to repurchase Shares.

(xi)                              Buyer’s Actions. Buyer is not bound by any obligation that prohibits it from effecting settlement under the Transaction, and it agrees not to enter into any such obligation during the term of the Transaction.

(xii)                           Rule 10b-18 purchases.  Buyer represents and warrants to Seller that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

(b)                                Rule 10b5-1.

(i)                                     Buyer intends the Transaction to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.  Buyer represents that it is entering into the Transaction in good faith and not as part of a plan or scheme to evade the antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting the Transaction.  Buyer represents and warrants that it has consulted with its

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own advisors as to the legal aspects of its adoption and implementation of the Transaction under Rule 10b5-1 under the Exchange Act.

(ii)                                 Buyer shall not, at any time during any Averaging Period, Settlement Valuation Period or Seller Termination Purchase Period, communicate, directly or indirectly, any material nonpublic information concerning itself or the Shares or purchases or sales of Shares by Seller (or its agent or affiliate) to any Relevant Bank Personnel.  “Relevant Bank Personnel” means any employees or agents of Seller or any affiliate of Seller that Seller has notified Buyer in writing are “Relevant Bank Personnel”; provided that Wells Fargo may amend the list of Relevant Bank Personnel at any time by delivering a revised list to Counterparty.  “Relevant Bank Personnel” shall initially mean any personnel of the equity derivatives trading group of Seller or its affiliates who are responsible for, or have the ability to influence, the execution of this Transaction and of Wells Fargo’s hedge in relation thereto.

(iii)                              Buyer agrees that Buyer shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting the Transaction.  Buyer also acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act.  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification, waiver or termination shall be made at any time at which Buyer or any officer, director, manager or similar person of Buyer is aware of any material non-public information regarding Buyer or the Shares.

(iv)                               Buyer acknowledges and agrees that it does not have, and shall not attempt to exercise, any influence over how, when or whether Seller effects any purchases of Shares in connection with the Transaction.

(c)                                  U.S. Private Placement and Other Representations.  Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, each party hereby represents and warrants to the other party as of the date hereof that:

(i)                                     It is an “accredited investor” (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction.

(ii)                                   It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder.

(iii)                                It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(iv)                               It has the power to execute this Confirmation and any other documentation relating to this Confirmation to which it is a party, to deliver this Confirmation and any other documentation relating to this Confirmation that it is required by this Confirmation to deliver and to perform its obligations under this Confirmation and has taken all necessary action to authorize such execution, delivery and performance.

(v)                                  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(d)                                Securities Contract; Swap Agreement.   The parties hereto agree and acknowledge that Seller is a “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge that this Transaction is (i) a “securities contract” as

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such term is defined in Section 741(7) of the Bankruptcy Code, in which case each payment and delivery made pursuant to this Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and that Seller is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(o), 546(e), 546(g), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(e)                                Bankruptcy Status.  Wells Fargo acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in the event of Counterparty’s bankruptcy; provided that nothing herein shall be deemed to limit Wells Fargo’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Wells Fargo’s rights in respect of any transaction other than this Transaction.

(f)                                   No Collateral or Setoff.  Notwithstanding any provision of this Confirmation, the Agreement, or any other agreement between the parties to the contrary, the obligations of Counterparty under this Transaction are not secured by any collateral.  Each party agrees not to set off or net amounts due from the other party with respect to this Transaction against amounts due from such party to the other party under obligations (including pursuant to Section 6 of the Agreement), and each party hereby waives any such right of setoff, netting or recoupment.

(g)                                Additional Termination Event.  Notwithstanding any other provision hereof, an “Additional Termination Event” shall occur and Counterparty shall be the sole Affected Party pursuant to such Additional Termination Event if: (i) at any time on or prior to the Valuation Date, the price per Share on the Exchange, as determined by the Calculation Agent, is at or below the Threshold Price as specified in Appendix A; or  (ii) Counterparty declares an Excess Dividend with an ex-dividend date which occurs or is scheduled to occur during the Relevant Dividend Period.  For the avoidance of doubt, such Excess Dividend shall not constitute a Potential Adjustment Event.

(h)                                Maximum Number of Shares. Notwithstanding any provisions of this Confirmation, the Agreement or the Equity Definitions to the contrary, in no event shall the aggregate number of Shares that Counterparty shall be obligated to deliver in connection with this Transaction exceed 7,834,535 Shares, as such number may be proportionately adjusted by the Calculation Agent to reflect stock splits or similar events.

(i)                                     Agreements to Deliver Documents.  Each of Buyer and Seller will deliver to the other party, upon execution of this Confirmation, evidence reasonably satisfactory to the other party as to the names, true signatures and authority of the officers or officials signing this Confirmation on its behalf.  Such documents shall be covered by the representation set forth in Section 3(d) of the Agreement.  In addition, Buyer agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to Seller, United States Internal Revenue Service Form W-8 or Form W-9, as applicable, or any successor of such form, (i) upon execution of this Confirmation, (ii) promptly upon reasonable demand by Seller, and (iii) promptly upon learning that any such form previously provided by it has become obsolete or incorrect.

(j)                                    Indemnity.  Buyer shall indemnify and hold harmless Seller and any of its affiliates, directors, officers, employees, partners, controlling entities or agents (each, an “Indemnified Party”) from and against any and all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (“Losses”), arising out of or attributable to any breach of any representation, warranty or covenant made by Buyer under this Agreement.  Buyer will not be liable under the foregoing indemnification provision to the extent

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that any Loss is found in a nonappealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or bad faith of any Indemnified Party. This indemnity agreement shall be in addition to any liability that Buyer otherwise may have. The provisions of this paragraph shall survive the termination of this Confirmation.

(k)                                 Counterparty Purchases. Without the prior written consent of Wells Fargo (such consent not to be unreasonably withheld to the extent such requested purchases do not exceed 1% of the ADTV (as such term is defined in Rule 10b-18(a)(1)) on any Exchange Business Day), Counterparty shall not, and shall cause its “affiliates” and “affiliated purchasers” (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares during the Averaging Period, Settlement Valuation Period or Seller Termination Purchase Period, except through Wells Fargo Securities, LLC, which is an affiliate of Wells Fargo.

(l)                                     Merger-related Transactions.  During the Averaging Period, Settlement Valuation Period and Seller Termination Purchase Period, as applicable, Counterparty shall (i) notify Wells Fargo prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made (to the extent within Counterparty’s control), any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act (other than any such transaction in which the consideration consists solely of cash and there is no valuation period, a “Merger Transaction”), (ii) promptly notify Wells Fargo following any such announcement that such announcement has been made, and (iii) promptly deliver to Wells Fargo following the making of any such announcement a certificate indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction.  In addition, Counterparty shall promptly notify Wells Fargo of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Counterparty acknowledges that any such public announcement may cause the terms of the Transaction to be adjusted or terminated. Accordingly, Counterparty acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 6(b) above.  Wells Fargo may (i) make adjustments in a commercially reasonable manner to the terms of the Transaction, including, without limitation, the Price Adjustment and/or suspend the Averaging Period to preserve the economics of the transaction to Wells Fargo or (ii) treat the occurrence of such public announcement as an Additional Termination Event with Counterparty as the sole Affected Party and the Transaction hereunder as the Affected Transaction and with the amount under Section 6(e) of the Agreement determined taking into account the fact that the Averaging Period had fewer Scheduled Trading Days than originally anticipated.

(m)                             Acknowledgments and Agreements Regarding Hedging.  Counterparty acknowledges and agrees that (i) during the Averaging Period, Wells Fargo and its affiliates may (x) buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction and (y) be active in the market for Shares other than in connection with hedging activities in relation to the Transaction, (ii) Wells Fargo shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price and/or the VWAP Price and (iii) any market activities of Wells Fargo and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Settlement Price and/or the VWAP Price, each in a manner that may be adverse to Counterparty.

7.                                      [Intentionally Omitted]

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8.                                      Special Provisions regarding Acquisition Transaction Announcements.

(a)                                 If an Acquisition Transaction Announcement occurs on or prior to the Settlement Date, then the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of the Transaction (including, without limitation, the Number of Shares to be Delivered and the Price Adjustment) as the Calculation Agent determines appropriate, at such time or at multiple times as the Calculation Agent determines appropriate, to account for the economic effect on such Transaction of such Acquisition Transaction Announcement (provided that adjustments will be made to account solely for changes in price, volatility, stock loan rate and liquidity relevant to the Shares, to the Transaction or to commercially reasonable hedge positions in respect of the Transaction).  If an Acquisition Transaction Announcement occurs after the Trade Date, but prior to the Scheduled Earliest Acceleration Date, the Scheduled Earliest Acceleration Date shall be the date of such Acquisition Transaction Announcement.

(b)           “Acquisition Transaction Announcement” means (i) the announcement of an Acquisition Transaction or an event that, if consummated, would result in an Acquisition Transaction, (ii) an announcement that Buyer or any of its subsidiaries has entered into an agreement, a letter of intent or an understanding designed to result in an Acquisition Transaction, (iii) the announcement of the intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, an Acquisition Transaction, (iv) any other announcement that in the reasonable judgment of the Calculation Agent may result in an Acquisition Transaction, or (v) any announcement of any change or amendment to any previous Acquisition Transaction Announcement (including any announcement of the abandonment of any such previously announced Acquisition Transaction, agreement, letter of intent, understanding or intention). For the avoidance of doubt, announcements as used in the definition of Acquisition Transaction Announcement refer to any public announcement whether made by the Buyer or a third party.

(c)           “Acquisition Transaction” means (i) any Merger Event (for purposes of this definition the definition of Merger Event shall be read with the references therein to “100%” being replaced by “15%” and to “50%” by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), Tender Offer or Merger Transaction or any other transaction involving the merger of Buyer with or into any third party, (ii) the sale or transfer of all or substantially all of the assets of Buyer, (iii) a recapitalization, reclassification, binding share exchange or other similar transaction with respect to Buyer, (iv) any acquisition by Counterparty or any of its subsidiaries where the aggregate consideration transferable by Counterparty or any of its subsidiaries exceeds 50% of the market capitalization of Counterparty, (v) any lease, exchange, transfer, disposition (including by way of spin-off or distribution) of assets (including any capital stock or other ownership interests in subsidiaries) or other similar event by Buyer or any of its subsidiaries where the aggregate consideration transferable or receivable by or to Buyer or its subsidiaries exceeds 15% of the market capitalization of Buyer and (vi) any transaction in which Buyer or its board of directors has a legal obligation to make a recommendation to its shareholders in respect of such transaction (whether pursuant to Rule 14e-2 under the Exchange Act or otherwise).

9.                                      Staggered Settlement.  Notwithstanding anything to the contrary herein, Wells Fargo may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

10.                               Transfer and Assignment.  Notwithstanding anything to the contrary in the Agreement, Wells Fargo may assign, transfer and set over all its rights, title and interest, powers, privileges and remedies under any Transaction, in whole or in part, to an affiliate of Wells Fargo, without the consent of Counterparty; provided that to the extent any of Wells Fargo’s obligations in respect of the Transaction is not completed by such assignee or transferee, Wells Fargo shall be obligated to continue to perform or to cause any other of its affiliates to perform in respect of such obligations.

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11.                               Registration Provisions.  Counterparty hereby agrees that if, in the good faith and commercially reasonable judgment of Wells Fargo, any Shares acquired by Wells Fargo for the purpose of hedging its obligations pursuant to the Transaction or otherwise delivered by the Counterparty to Wells Fargo for any reason hereunder cannot be sold in the public market by Wells Fargo without registration under the Securities Act, Counterparty shall, at its election: (i) in order to allow Wells Fargo to sell such Shares in a registered offering, make available to Wells Fargo an effective registration statement under the Securities Act to cover the resale of such Shares and (A) enter into an agreement, in form and substance reasonably satisfactory to Wells Fargo, substantially in the form of an underwriting agreement for a registered offering of similar size, (B) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities of similar size, (C) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Wells Fargo, (D) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities of similar size and (E) afford Wells Fargo a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities of similar size; provided that if Wells Fargo, in its commercially reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) of this Section 11 shall apply; or (ii) in order to allow Wells Fargo to sell such Shares in a private placement, enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance satisfactory to Wells Fargo, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Wells Fargo, due diligence rights (for Wells Fargo or any designated buyer or buyers of the Shares from Wells Fargo), opinions and certificates and such other documentation as is customary for private placements agreements, all commercially reasonably acceptable to Wells Fargo (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, using commercially reasonable judgment, to compensate Wells Fargo for any discount from the public market price of the Shares incurred on the sale of such Shares in a private placement).

12.                               Calculations and Payment Date upon Early Termination.  The parties acknowledge and agree that in calculating (a) the Close-Out Amount pursuant to Section 6 of the Agreement and (b) the amount due upon cancellation or termination of the Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Wells Fargo may (but need not) determine such amount based on the price at which one or more market participants would offer to sell to the Seller a block of Shares equal in number to the Seller’s hedge position in relation to the Transaction.  Notwithstanding anything to the contrary in Section 6(d)(ii) of the Agreement or Article 12 of the Equity Definitions, all amounts calculated as being due in respect of an Early Termination Date under Section 6(e) of the Agreement or upon cancellation or termination of the Transaction under Article 12 of the Equity Definitions will be payable on the day that notice of the amount payable is effective.

13.                              Counterparts.  This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.

14.                               Waiver of Trial by Jury.  EACH PARTY HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF WELLS FARGO, THE AGENT OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

15.                               Adjustments.  For the avoidance of doubt, whenever the Seller, Calculation Agent, Wells Fargo or Determining Party are called upon to make an adjustment or determination pursuant to the terms of this Confirmation or the Definitions to take into account the effect of an event, the Seller, Calculation Agent and Determining shall make such adjustment or determination by reference to the effect of such event on

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the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable Hedge Position at the time of the event.  All adjustments, calculations and determinations by Wells Fargo hereunder whether as Seller, Calculation Agent or as Determining Party or following the occurrence of an Early Termination Date shall be made in good faith and in a commercially reasonable manner.  Seller shall provide to Counterparty prompt notice of any such adjustments, calculations or determinations made with respect to the Transaction, and shall, upon Counterparty’s request, also provide within seven Scheduled Trading Days following such request, a schedule or other reasonably detailed explanation of the basis for and determination of each adjustment, calculation or determination (including the methodology and inputs) and information from internal sources used in making such calculation, adjustment or determination, but without disclosing any confidential or proprietary models or any confidential or proprietary information.

16.                               Amendments to the Equity Definitions.

(a)                                 Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the words “an”; and adding the phrase “or such Transaction” at the end of the sentence.

(b)                                 Section 11.2(c) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with “an” in the fifth line thereof, (ii) adding the phrase “or such Transaction” after the words “the relevant Shares” in the same sentence, (iii) deleting the words “dilutive or concentrative” in the sixth to last line thereof, and (iv) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”

(c)                                  Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “a material”; and adding the phrase “or the relevant Transaction” at the end of the sentence.

(d)                                 Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (i) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (ii) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Wells Fargo’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer.”

(e)                                  Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:

(i)                                     deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and

(ii)                                  replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence.

(f)                                   Section 12.9(b)(v) of the Equity Definitions is hereby amended by:

(i)                                     adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(ii)                                  (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other” and (4) deleting clause (X) in the final sentence.

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to CorporateDerivativeNotifications@wellsfargo.com.

WELLS FARGO BANK, NATIONAL ASSOCIATION		APTARGROUP, INC.

By:	/s/ Thomas Yates	By:	/s/ Robert W. Kuhn
	Name: Thomas Yates		Name: Robert W. Kuhn
	Title: Managing Director		Title:	Executive Vice President,
Chief Financial Officer and Secretary

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Appendix A

Initial Shares:

3,133,814 Shares; provided that if Wells Fargo is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Seller is able to so borrow or otherwise acquire.

Prepayment Amount:	$250,000,000

Threshold Price:	$31.91

Valuation Date:

[DELETED] (or if such date is not an Exchange Business Day, the next following Exchange Business Day) (such date, the “Scheduled Valuation Date”); provided that Seller shall have the right in its absolute discretion, to accelerate the Valuation Date to any date that is on or after [DELETED] (or if such date is not an Exchange Business Day, the next following Exchange Business Day) (such date, the “Scheduled Earliest Acceleration Date”), by giving notice prior to 8:00 pm New York City time on the Scheduled Trading Day following such date.

Averaging Dates:	Each Scheduled Trading Day starting on the first Scheduled Trading Day following the Trade Date and ending on, and including, the Valuation Date.

Price Adjustment:	[DELETED]

Ordinary Dividend Amount:	$0.28

Expected Ex-Dividend Dates:	January 26, 2015 April 27, 2015 July 27, 2015

Potential Liquidity Disruption Day:

Any Averaging Date on which the 5 day market-wide average daily trading volume of the Shares prior to (but excluding) such Averaging Date, as determined by the Calculation Agent, is less than [DELETED] Shares.

Maximum Stock Loan Rate:	200 basis points per annum

Initial Stock Loan Rate:	25 basis points per annum